Exhibit 99.1

National City Corporation 1900 E. 9th St. Cleveland, OH 44114-3484
For Immediate Release
NEWS RELEASE
For Immediate Release

Investor Contacts:	Media Contact:
Jennifer Hammarlund and Jill Hennessey	Kristen Baird Adams
216-222-9849 and 216-222-9253	216-222-8202
jennifer.hammarlund@nationalcity.com and	kristen.bairdadams@nationalcity.com
jill.hennessey@nationalcity.com
NATIONAL CITY ANNOUNCES OFFER TO
REPURCHASE UP TO 75,000,000 OF ITS SHARES
     CLEVELAND, January 25, 2007 — National City Corporation (NYSE: NCC) announced today that its Board of Directors has approved the initiation of a modified “Dutch auction” tender offer to purchase up to 75,000,000 shares of its outstanding common stock at a price not greater than $38.75 nor less than $35.00 per share net to the seller in cash, without interest. The tender offer will commence on January 26, 2007 and expire, unless extended, at Midnight, New York City time, on Wednesday, February 28, 2007.
     In the tender offer, stockholders will have the opportunity to tender some or all of their shares at a price within the $35.00 to $38.75 price range. Based on the number of shares tendered and the prices specified by the tendering stockholders, National City will determine the lowest per share price within the range that will enable it to buy 75,000,000 shares, or such lesser number of shares as are properly tendered. If stockholders holding in the aggregate more than 75,000,000 shares properly tender their shares at or below the determined price per share, National City may purchase shares tendered by such stockholders, at the determined price per share, on a pro rata basis, as will be specified in the offer to purchase relating to the tender offer that will be distributed to stockholders. Stockholders whose shares are purchased in the tender offer will be paid the determined price per share, net in cash, without interest, promptly following the expiration of the tender offer period, as it may be extended. National City will return all shares not purchased to the stockholders tendering such shares free of charge after the expiration of the tender offer, as it may be extended. The tender offer will not be contingent upon any minimum number of shares being tendered. The tender offer will be subject to a number of other terms and conditions as will be specified in the offer to purchase. The Company’s existing open-market share repurchase program, under which the Company has authority to purchase approximately 43,500,000 additional shares, is unaffected by the tender offer.
     “The tender offer we are announcing today is consistent with our commitment to enhancing stockholder value and reflects our confidence in the long-term future of National City,” stated David A. Daberko, National City Chairman and CEO. “Given our substantial excess capital position, the tender offer allows the Company to deliver value to stockholders who elect to tender their shares, while at the same time increasing the proportional ownership of non-tendering stockholders.”
     “Management and the Board have reviewed the Company’s strategic plan, its capital position, and a variety of alternatives for deploying its excess capital. Based upon this review, the Board has determined that the tender offer is a prudent and an effective way to provide value to our stockholders.”
     None of National City, its Board of Directors, the dealer manager, the information agent or the depositary is making any recommendation to stockholders as to whether to tender or refrain from tendering their shares into the tender offer. National City’s executive officers and directors do not intend to tender any of their shares in the tender offer. Stockholders must decide how many shares they will tender, if any, and the price within the stated range at which they will offer their shares.

     Lehman Brothers Inc. is the Company’s financial advisor and dealer manager for the tender offer. The information agent is Georgeson Inc., and the depositary is National City Bank. The offer to purchase, letter of transmittal, and related documents will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of National City stock.
     This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any shares. The possible tender offer for the outstanding shares of National City common stock described in this document has not commenced. If an offer is commenced, National City would file a tender offer statement with the Securities and Exchange Commission (SEC). Such statement (including an offer to purchase, a related letter of transmittal and other offer documents) would contain important information with respect to the offer that should be read carefully before any decision is made with respect to any tender offer. Those materials would be made available to National City’s security holders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) would be available at no charge on the SEC’s web site at www.sec.gov or from the information agent, Georgeson Inc., at (888) 264-7052. Stockholders are urged to read these materials carefully prior to making any decision with respect to the tender offer.
Cautionary Note Regarding Forward-Looking Statements
     This press release contains forward-looking statements based on current management expectations, including statements regarding the Company’s objectives and expectations regarding the benefits that the tender offer may provide to the Company and its stockholders. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Company’s ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Company’s business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could affect the forward-looking statements in this press release is available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and subsequent filings with the United States Securities and Exchange Commission (SEC) and will be available in the tender offer materials that the Company will mail to stockholders. Copies of these filings are (and will be) available at no cost on the SEC’s Web site at www.sec.gov or on the Company’s Web site at www.nationalcity.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.
About National City
     National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation’s largest financial holding companies. The Company operates through an extensive banking network primarily in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Missouri and Pennsylvania, and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, mortgage financing and servicing, consumer finance and asset management. For more information about National City, visit the Company’s Web site at www.nationalcity.com.